SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2009 (January 1, 2009)

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8747 (Commission File Number)	43-1304369 (I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2009, the sole stockholder of AMC Entertainment Inc. (the “Company”) elected Philip H. Loughlin to the Company’s Board of Directors, effective January 1, 2009.  Mr. Loughlin fills the vacancy created by the resignation of John Connaughton on January 1, 2009, who had served as a director since January 2006.

Mr. Loughlin is a Managing Director of Bain Capital Partners (“Bain”). Prior to joining Bain in 1996, Mr. Loughlin was Executive Advisor to the President of Eagle Snacks, Inc., where he helped manage the restructuring and liquidation of the company. Previously, Mr. Loughlin was a consultant at Bain & Company, where he worked in the telecommunications, industrial manufacturing and consumer products industries and also was a Product Manager at Norton Company.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2009

AMC ENTERTAINMENT INC.

/s/ CRAIG R. RAMSEY
Name: Craig R. Ramsey
Title: Executive Vice President and Chief
Financial Officer